Exhibit 23.1
                                                                    ------------

          Independent Auditor's Report on Financial Statement Schedule
          ------------------------------------------------------------

To the Board of Directors and Stockholders of ELXSI Corporation:


Our audits of the consolidated financial statements referred to in our report dated March 4, 2004 appearing in the 2003 Annual Report on Form 10-K also included an audit of the financial statement schedule listed as Item 15(a)(2) of this Form 10-K. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.


/s/ TEDDER, JAMES, WORDEN & ASSOCIATES, P.A.


Orlando, Florida
March 4, 2004


          SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

                       ELXSI CORPORATION AND SUBSIDIARIES
                             (Dollars in Thousands)


                                                             Additions/(Deductions)
                                                           -------------------------
                                                                          Charged to
                                            Balance at       Charged        Other                        Balance
                                            Beginning       Costs and      Accounts      Deductions-     at End
                                            of Period       Expenses      -describe       describe      of Period
                                            ----------     ----------     ----------     ----------     ----------
Year ended December 31, 2003
   Account deducted from assets:
     Reserve for doubtful accounts
      receivable                            $      374     $       47     $       --     $      204(A)  $      217
                                            ==========     ==========     ==========     ==========     ==========
   Inventory reserve                        $    1,893     $      510     $       --     $      405(B)  $    1,998
                                            ==========     ==========     ==========     ==========     ==========
   Deferred tax asset valuation allowance   $    8,298     $       --     $       --     $    2,195(C)  $    6,103
                                            ==========     ==========     ==========     ==========     ==========
Year ended December 31, 2002
   Account deducted from assets:
     Reserve for doubtful accounts
      receivable                            $      193     $      277     $       --     $       96(A)  $      374
                                            ==========     ==========     ==========     ==========     ==========
 Inventory reserve                          $    1,886     $      525     $       --     $      518(B)  $    1,893
                                            ==========     ==========     ==========     ==========     ==========
 Deferred tax asset valuation allowance     $    7,966     $      332     $       --     $       --(C)  $    8,298
                                            ==========     ==========     ==========     ==========     ==========

Year ended December 31, 2001
   Account deducted from assets:
     Reserve for doubtful accounts
      receivable                            $      170     $       30     $       --     $        7(A)  $      193
                                            ==========     ==========     ==========     ==========     ==========
   Inventory reserve                        $    1,190     $      839     $       --     $      143(B)  $    1,886
                                            ==========     ==========     ==========     ==========     ==========
   Deferred tax asset valuation allowance   $   11,585     $       --     $       --     $    3,619(C)  $    7,966
                                            ==========     ==========     ==========     ==========     ==========

(A)  Uncollectible accounts written off during 2003, 2002 and 2001.
(B)  Obsolete inventory written off during 2003, 2002 and 2001.
(C) Change in estimate related to future net operating loss and tax credit usage and various changes in timing differences associated with tax to book benefits.

                                       S-2